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                                                               Exhibit (d)(1)(v)
                                                               -----------------
                   ADDENDUM TO INVESTMENT ADVISORY AGREEMENT
                   -----------------------------------------


                      PIMCO Funds:  Multi-Manager Series
                      840 Newport Center Drive, Suite 300
                            Newport Beach, CA 92660

                               ___________, 2001

PIMCO Advisors L.P.
800 Newport Center Drive
Newport Beach, CA 92660

     RE: PIMCO RCM Global Small Cap, PIMCO RCM Global Technology, PIMCO RCM Global Health Care, PIMCO RCM Large Cap Growth, PIMCO RCM MidCap, PIMCO RCM Small Cap, PIMCO RCM Balanced, PIMCO RCM Tax Managed Growth, PIMCO RCM Biotechnology, PIMCO RCM International Growth, PIMCO RCM Emerging Markets, PIMCO RCM Large Cap Select and PIMCO RCM Europe Funds

Ladies and Gentlemen:

     This will confirm the agreement between the undersigned (the "Trust") and PIMCO Advisors L.P. (the "Adviser") as follows:

     1. The Trust is an open-end management investment company organized as a Massachusetts business trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Trust from time to time. Up to six separate classes of shares of beneficial interest in the Trust are offered to investors with respect to each investment portfolio. PIMCO RCM Global Small Cap, PIMCO RCM Global Technology, PIMCO RCM Global Health Care, PIMCO RCM Large Cap Growth, PIMCO RCM MidCap, PIMCO RCM Small Cap, PIMCO RCM Balanced, PIMCO RCM Tax Managed Growth, PIMCO RCM Biotechnology, PIMCO RCM International Growth, PIMCO RCM Emerging Markets, PIMCO RCM Large Cap Select and PIMCO RCM Europe Funds (together, the "New Funds") are each separate investment portfolios of the Trust.

     2. The Trust and the Adviser have entered into an Amended and Restated Investment Advisory Agreement dated November 15, 1994, as further amended and restated as of May 5, 2000 (the "Agreement"), and as further amended or supplemented from time to time, pursuant to which the Trust employs the Adviser to provide investment advisory and other services specified in the Agreement, and the Adviser has accepted such employment.

     3. Each of the New Funds has entered into an Agreement and Plan of Reorganization (the "Plan") with series of the Trust dated _____________, 2001 pursuant to
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which the New Funds will be restructured into series of the Trust, effective as of the Exchange Date (as defined in the Plan).

     4. As provided in paragraph 1 of the Agreement, the Trust hereby appoints the Adviser to serve as Investment Adviser with respect to each New Fund, and the Adviser accepts such appointment, the terms and conditions of such employment to be governed by the Agreement, which is hereby incorporated herein by reference.

     5. As provided in paragraph 9 of the Agreement and subject to further conditions set forth therein, the Trust shall with respect to each New Fund pay the Adviser a monthly fee at the following annual rates based upon the average daily net assets of such New Fund:

         Fund                                               Fee Rate
         PIMCO RCM Global Small Cap Fund                     [  ]%
         PIMCO RCM Global Technology Fund                    [  ]%
         PIMCO RCM Global Health Care Fund                   [  ]%
         PIMCO RCM Large Cap Growth Fund                     [  ]%
         PIMCO RCM Midcap Fund                               [  ]%
         PIMCO RCM Small Cap Fund                            [  ]%
         PIMCO RCM Balanced Fund                             [  ]%
         PIMCO RCM Tax Managed Growth Fund                   [  ]%
         PIMCO RCM Biotechnology Fund                        [  ]%
         PIMCO RCM International Growth Fund                 [  ]%
         PIMCO RCM Emerging Markets Fund                     [  ]%
         PIMCO RCM Europe Fund                               [  ]%
         PIMCO RCM Large Cap Select Fund                     [  ]%

     6. This Addendum shall be executed and the Addendum to the Agreement shall take effect with respect to each New Fund on the Exchange Date (as defined in the Plan) immediately following the consummation of the transaction involving such New Fund contemplated by the Plan, and shall remain in effect, unless sooner terminated as provided in the Agreement and herein, with respect to each New Fund for a period of two years following such date unless sooner terminated pursuant to and in accordance with the Agreement. This Addendum and the Agreement shall continue thereafter on an annual basis with respect to each New Fund provided that such continuance is specifically approved at least annually
(a) by vote of a majority of the Board of Trustees of the Trust, or (b) by vote of a majority of the outstanding voting shares of such New Fund, and provided continuance is also approved by vote of a majority of the Board of Trustees of the Trust who are not parties to this Addendum or the Agreement or "interested persons" (as defined in the 1940 Act) of the Trust, or the Adviser, cast in person at a meeting called for the purpose of voting on such approval. This Addendum and the Agreement may not be materially amended with respect to a New Fund without a majority vote of the outstanding voting shares (as defined in the 1940 Act) of such New Fund.

     However, any approval of this Addendum and the Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of any New Fund shall be

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effective to continue the Addendum and the Agreement with respect to such New
Fund notwithstanding (a) that this Addendum and the Agreement have not been approved by the holders of a majority of the outstanding shares of any other New Fund or any other investment portfolio of the Trust or (b) that this Addendum and the Agreement have not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise. The Agreement will terminate automatically with respect to the services provided by the Adviser in the event of its assignment, as that term in defined in the 1940 Act, by the Adviser.

     7.  This Addendum and the Agreement may be terminated:

         (a) by the Trust at any time with respect to the services provided by the Adviser, without the payment of any penalty, by vote of a majority of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting shares of the Trust or, with respect to any New Fund, by vote of a majority of the outstanding voting shares of such New Fund, on 60 days' written notice to the Adviser;

         (b) by the Adviser at any time, without the payment of any penalty, upon 60 days' written notice to the Trust.

     If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                       Very truly yours,

                                       PIMCO Funds: Multi-Manager Series

                                       ________________________________
                                       By:
                                       Title:

ACCEPTED:

PIMCO Advisors L.P.

____________________________
By:
Title:

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